                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          POWER-ONE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):


/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                POWER-ONE, INC.
                                740 CALLE PLANO
                             CAMARILLO, CALIFORNIA

Dear Stockholder:

    Stockholders of record as of August 7, 2000, are cordially invited to attend a special meeting of stockholders which will be held at our corporate headquarters, located at 740 Calle Plano, Camarillo, California on Thursday, August 31, 2000, at 10:00 a.m. (local time).

    At the special meeting, holders of common stock will be asked to vote on a proposal to amend our Restated Certificate of Incorporation to increase the total number of authorized shares to accommodate, among other things, the proposed two-for-one split of our common stock. The Board of Directors has approved this amendment, subject to stockholder approval, and encourages stockholders to vote FOR this proposal.

    The attached Proxy Statement contains information about these matters. Whether or not you plan to attend the special meeting, please promptly execute and return your proxy card to ensure that your shares are represented at the meeting. Your vote is important, since approval of the amendment requires the affirmative vote of an absolute majority of the common stock outstanding and entitled to vote, rather than simply a majority of those who actually vote. As a result, if you do not return a properly completed proxy or vote in person at the special meeting, you will effectively be voting against the amendment.

    I hope you will be able to attend the special meeting and look forward to seeing you on August 31, 2000.

                                          Sincerely,

                                          [SIGNATURE]

                                          Steven J. Goldman
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

August 10, 2000

                                     [LOGO]

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 31, 2000

    Power-One, Inc. will hold a special meeting of stockholders on Thursday, August 31, 2000 at its corporate headquarters, located at 740 Calle Plano, Camarillo, California at 10:00 a.m. (local time) for the purpose of amending its Restated Certificate of Incorporation to increase the company's authorized common stock.

    Only stockholders who owned stock at the close of business on August 7, 2000 can vote at this meeting or any adjournments that may take place. Even though you may presently plan to attend the meeting, we ask that you sign and date the enclosed proxy card, and return it without delay in the enclosed postage-paid envelope. If you are present at the special meeting, you may, if you wish, withdraw your proxy card and vote in person on the proposal.

    We look forward to receiving your proxy card so that your shares of stock may be represented at the meeting.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Eddie K. Schnopp
                                          SECRETARY

August 10, 2000

                                     [LOGO]

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

                                PROXY STATEMENT

                                    GENERAL

    Power-One, Inc.'s Board of Directors is soliciting the enclosed proxy for use at a special meeting of stockholders to be held at our corporate headquarters, located at 740 Calle Plano, Camarillo, California on Thursday, August 31, 2000, at 10:00 a.m. (local time) and at any adjournment thereof.

    We will vote all valid and properly executed proxies that we receive before the special meeting in accordance with the instructions specified in the proxy. If proxies do not give any instructions, we will vote shares FOR the proposal to amend the Restated Certificate of Incorporation to increase the company's authorized common stock.

    You may revoke your proxy at any time before it is actually voted at the special meeting by delivering a written notice of revocation to our corporate Secretary or attending the meeting and withdrawing your proxy.

    This Proxy Statement, proxy card and Notice of Special Meeting of Stockholders are first being mailed to stockholders on or about August 10, 2000.

                               VOTING SECURITIES


    Each share of common stock has one vote on all matters submitted to our stockholders at the special meeting. Stockholders of record at the close of business on August 7, 2000 are entitled to vote at the special meeting. On August 7, 2000, our issued and outstanding voting securities consisted of 36,788,473 shares of common stock.


    The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting. Assuming such a quorum is present, the affirmative vote of a majority of outstanding shares of our common stock is also necessary to approve the proposal presented to our stockholders at the special meeting.

    The inspector of elections that we appoint will count all votes cast in person or by proxy at the special meeting. We will treat abstentions as shares that are present and entitled to vote to determine the presence of a quorum, but not as votes cast to determine the approval of the proposal submitted to a vote of the stockholders.

    If you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will be permitted to exercise voting discretion with respect to the matter proposed to be acted upon.

                   PROPOSAL: APPROVAL OF AN AMENDMENT TO OUR
                     RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has approved, and is recommending to the stockholders for approval at the special meeting, an amendment to the Restated Certificate of Incorporation to increase the total number of shares of common stock we are authorized to issue from 60 million to 300 million.

WHAT IS THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION?

    Our Restated Certificate of Incorporation currently authorizes the issuance of a total of 90 million shares of stock, comprised of 60 million shares of common stock and 30 million shares of preferred stock, each with a par value of $.001. Upon approval of the proposal, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation would be amended to read as follows:

        FOURTH. 1. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Three Hundred and Thirty Million (330,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, each having a par value of $.001. Thirty Million (30,000,000) shares shall be Preferred Stock, each having a par value of $.001.

    Each of the newly authorized shares of common stock would have the same rights and privileges as currently authorized common stock. The number of authorized shares of preferred stock would not be affected.

WHY IS THE AMENDMENT NECESSARY?

    On May 9, 2000, the Board of Directors declared a three-for-two split of our common stock, payable on June 2, 2000, resulting in a 50% increase from approximately 24.3 to approximately 36.4 million shares of common stock issued and outstanding. On July 26, 2000, the Board declared an additional two-for-one split of our common stock, which would result in a total of approximately
73.6 million shares of common stock issued and outstanding, a figure exceeding the 60 million currently authorized.

    In addition to accommodating the proposed two-for-one split of our common stock, the Board believes that increasing our authorized common stock will afford it continued flexibility to issue stock for valid corporate purposes such as acquisitions, financings, incentive compensation and further stock dividends.

WHAT IS THE PURPOSE AND EFFECT OF THE PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT?

    Both the three-for-two split in June 2000 and the currently proposed two-for-one split have been intended to place the market price of our common stock in a range more attractive to investors, particularly individuals. The closing price of our common stock on the Nasdaq Stock Market on July 26, 2000 was $135.25, and trading prices in the month of July 2000 ranged from $101.00 to $154.69. In authorizing the split, the Board took into account that this trading range was higher than that of most other major corporations, and believes that the proposed two-for-one split of our common stock would bring the stock into a more accessible trading range.

    We will apply to the Nasdaq Stock Market for listing of the additional shares of common stock to be issued in the event the proposed amendment is approved. If the proposed amendment is adopted, all stockholders of record at 5:00 p.m., Eastern Daylight Time, on August 31, 2000, would be entitled to receive one new share for each share that they then own. Approximately two weeks following that date we would expect to begin mailing to registered stockholders certificates representing the additional shares.

    IMPORTANT NOTE: CERTIFICATES REPRESENTING SHARES ISSUED PRIOR TO THE SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES AFTER THE EFFECTIVE DATE. THEREFORE, PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING CERTIFICATES.

    Stockholders whose shares are held by a broker or other nominee in "street name" will not receive certificates representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures used by their broker or nominee.

WHAT IS THE TAX EFFECT OF THE TWO-FOR-ONE STOCK SPLIT?

    We have been advised by counsel that the proposed stock split would result in no gain or loss of realization of taxable income to owners of common stock under existing United States federal income tax laws. Immediately after the stock split, the tax basis of each share of common stock will be one-half of the tax basis before the stock split, and each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors. In addition, if stockholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in us because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of a greater number of shares.

HOW WILL THE ADDITIONAL AUTHORIZED STOCK BE USED?

    We currently have no commitments, agreements or intentions to issue additional shares of common stock, other than with respect to the stock split and under our existing stock option and employee benefit plans.

WHY DOES THE BOARD FEEL THAT SUCH A LARGE NUMBER OF ADDITIONAL SHARES ARE
  NECESSARY?

    The proposed amendment to the Restated Certificate of Incorporation would permit the Board to issue the additional shares without further action or authorization by stockholders (except as may be required in certain cases by law or the Nasdaq Stock Market rules). The Board believes it is prudent for us to have this flexibility. The additional shares could be used for future financings, acquisitions, stock dividends or stock splits.

ARE THERE DISADVANTAGES OF HAVING THE ADDITIONAL AUTHORIZED SHARES?

    Current stockholders do not have preemptive rights, which means they do not have the right to purchase any new issuance of common stock in order to maintain their proportionate interests in us. Accordingly, the additional authorized shares could be used to discourage persons from attempting to gain control of us, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover scenario. We are not currently aware of any pending or threatened efforts to acquire control of us, and we have no plans to use the new shares to discourage any such effort.

IS MY VOTE IMPORTANT?

    Your vote counts. Please note that not returning your proxy or abstaining from the vote has the same impact as voting against the amendment, since the approval of the amendment requires the affirmative vote of an absolute majority of the common stock outstanding and entitled to vote, rather than simply a majority of those who actually vote.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

    The Board of Directors has unanimously approved the proposed amendment and has determined that the increase in authorized common stock is in the best interests of the company and its stockholders. Accordingly, the Board unanimously recommends that stockholders vote FOR the proposed amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of our outstanding common stock as of July 19, 2000 by (a) persons or entities who, individually or as a group, are known to us to beneficially own 5% or more of our outstanding common stock, and (b) each of our directors and executive officers, individually and together as a group.


                                                                 SHARES      PERCENTAGE OF ALL
                                                              BENEFICIALLY     COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                     OWNED(2)        OUTSTANDING
---------------------------                                   ------------   -----------------
Voting Trust(3).............................................   6,493,896           17.6%
Stephens Group, Inc.(3)(4)..................................   3,642,863            9.9
Steven J. Goldman...........................................   1,946,316            5.3
William T. Yeates...........................................       7,500              *
Eddie K. Schnopp(5).........................................     512,554            1.4
Dennis R. Roark.............................................     595,162            1.6
David J. Hage...............................................     570,466            1.5
Jon E.M. Jacoby(4)(6).......................................   1,307,226            3.5
Hanspeter Brandli...........................................      30,000              *
Jay Walters.................................................          --             --
Kendall R. Bishop...........................................      17,925              *
All executive officers and directors as a group (10
  persons)..................................................   4,996,674           13.4


------------------------

*   Less than one percent.

(1) The addresses for the listed beneficial owners are as follows: for the voting trust, c/o James Sommers, Trustee, 237 Cherokee Road, Charlotte, North Carolina, 28207; for Stephens Group, Inc. and Jon E. M. Jacoby, 111 Center Street, Little Rock, Arkansas 72201; for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California 93012.


(2) Gives effect to options exercisable within 60 days of July 19, 2000, and to our three-for-two stock split paid on June 2, 2000.


(3) The voting trust is administered by Mr. James Sommers, Trustee. The trustee exercises sole voting power over the trust's shares, and is required to vote such shares "for" or "against" proposals submitted to our stockholders in the same proportion as the votes cast "for" and "against" such proposals by all other stockholders, excluding abstentions. The voting trust will expire on the earlier of June 7, 2008, or the occurrence of certain events related to Stephens Inc.'s status as an affiliate of us.

(4) Stephens Group, Inc. has contributed its shares to the voting trust described in Note 3. Certain shareholders, directors, officers and related entities of Stephens Group, Inc. own an additional 3,341,083 shares, of which 2,851,033 have been contributed to the voting trust. Mr. Jacoby is a director and an officer of Stephens Group, Inc. and its subsidiary, Stephens Inc.


(5) Includes 216,073 shares beneficially owned by Donna Koep, who is married to Mr. Schnopp, and 5,700 shares owned by a trust for the benefit of Mr. Schnopp's children. Mr. Schnopp disclaims beneficial ownership of such shares.


(6) Includes 230,725 shares owned by Jacoby Enterprises, Inc., 141,772 shares owned by Coral Two Corporation and 105,883 shares owned by Coral Partners, which have all been contributed to the voting trust and as to which Mr. Jacoby has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; also includes 15,283 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E. M. Jacoby Keogh as to which Mr. Jacoby has sole power of disposition and sole power to vote; also includes the following shares as to which Mr. Jacoby disclaims beneficial ownership:
    129,968 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87 and 453,783 shares owned by Jackson T. Stephens Grandchildren's Trust AAAA UID 1/26/96, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee, has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; and includes 44,104 shares owned by Grandchild's Trust One UID 12/16/85, 44,104 shares owned by Grandchild's Trust Two UID 12/16/85, 44,104 shares owned by Grandchild's Trust Three UID 12/89, 22,500 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 22,500 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 22,500 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee, has shared power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or other of its related persons or entities, except as mentioned in this footnote.

                               SOLICITATION COSTS


    We will pay the cost of this proxy solicitation. We have retained MacKenzie Partners, Inc., 156 5th Avenue, New York, New York, to aid in the solicitation. For these services, we will pay MacKenzie Partners a fee of $6,500 and reimburse it for certain out-of-pocket disbursements and expenses. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock that such brokers and nominees hold of record. We will reimburse brokers and nominees for their reasonable forwarding expenses. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally, by telephone, by mail or by other means of communication.


                             STOCKHOLDER PROPOSALS

    Any stockholder who intends to present a proposal at our 2001 Annual Meeting must deliver the proposal to us at our principal executive offices not later than December 2, 2000 for inclusion in our proxy statement and form of proxy relating to the meeting.

    Stockholder proposals submitted outside the proxy process (i.e., a proposal to be presented at the next annual meeting of stockholders but NOT submitted for inclusion in our proxy statement for that meeting) must be received by our corporate Secretary not less than 90 nor more than 120 days prior to the meeting, presently expected to be held in May 2001. However, if less than 100 days' notice of the date of the meeting is given to stockholders, then notice need only be received within 10 days of the date on which notice is given. Stockholder proposals must contain certain information required by our Bylaws and comply with applicable legal requirements. Any stockholder may obtain a copy of our Bylaws by submitting a request to our corporate Secretary at the address set forth on the cover of this Proxy Statement.

                                          For the Board of Directors,

                                          [SIGNATURE]

                                          Eddie K. Schnopp
                                          SECRETARY

August 10, 2000

                                 POWER-ONE, INC.

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned having duly received the Notice of Special Meeting and the Proxy Statement, hereby appoints the Chairman and Chief Executive Officer, Steven J. Goldman, and the Chief Financial Officer, Eddie K. Schnopp, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on August 7, 2000, at the Special Meeting of Stockholders to be held on Thursday, August 31, 2000 at the Power-One corporate headquarters, located at 740 Calle Plano, Camarillo, California at 10:00 a.m. Los Angeles time, and at any adjournment thereof.

                            (CONTINUED ON OTHER SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                                 POWER-ONE, INC.

                                 AUGUST 31, 2000

                Please Detach and Mail in the Envelope Provided

/X/ PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.


1. Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized common stock, as described in the accompanying Proxy Statement.

                             FOR   AGAINST   ABSTAIN
                             / /     / /       / /


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.


______________________ ________________________________________Dated______, 2000
(SIGNATURE)                 (SIGNATURE, IF HELD JOINTLY)

NOTED: Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.